            As filed with the Securities and Exchange Commission on June 4, 1999
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                               FOTOBALL USA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    33-0614889
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization

                                3738 RUFFIN ROAD
                           SAN DIEGO, CALIFORNIA 92123
                                 (619) 467-9900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MICHAEL FAVISH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               FOTOBALL USA, INC.
                                3738 RUFFIN ROAD
                           SAN DIEGO, CALIFORNIA 92123
                                 (619) 467-9900
           (Name, address, including zip code, and telephone number,
                    include area code, of agent for service)
                              --------------------
                                   Copies to:
                            CHARLES I. WEISSMAN, ESQ.
                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                          919 THIRD AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 891-9268
                         TELECOPIER NO.: (212) 758-9526
                             ----------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective supplement filed pursuant to Rule 462(c) under the Securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------

    Title of each                            Proposed maximum     Proposed maximum
class of securities       Amount to             offering              aggregate            Amount of
  to be registered      be registered       price per share(1)     offering price      registration fee
  ----------------      -------------       ------------------     --------------      ----------------
   Common stock,
     par value
   $.01 per share       52,500 shares            $5.4375             $285,468.75             $79.36

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. Based on the average of the high and low sale prices of Fotoball's common stock as reported by the Nasdaq National Market on June 2, 1999.

--------------------------------------------------------------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED JUNE 4, 1999

                                   PROSPECTUS

                          52,500 SHARES OF COMMON STOCK


                               FOTOBALL USA, INC.



        We are furnishing this document to you to allow the selling stockholders named in this document to sell up to 52,500 shares of common stock of Fotoball USA, Inc. in private or market transactions. Fotoball will not receive any proceeds from the sale of these shares of common stock, although it will receive proceeds from the exercise of options by the selling stockholders to acquire the shares of common stock they are selling. See "The Offering" on page 2 and "Selling Stockholders" on page 7.



        The common stock is quoted on the Nasdaq National Market under the symbol "FUSA". On June 2, 1999, the closing bid price was $5.50 per share of common stock.



        All costs, expenses and fees in connection with the registration of the shares of common stock will be paid by Fotoball, except that each selling stockholder will pay his or its own selling commissions and fees. See "Plan of Distribution" on pages 8-9.



        WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION, BEGINNING ON PAGE 3, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES, TOGETHER WITH THIS DOCUMENT, BEFORE YOU MAKE YOUR INVESTMENT DECISION.



        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this document is _____________, 1999

                               FOTOBALL USA, INC.

        Fotoball designs, develops and manufactures high quality custom sports products. These products are sold through independent manufacturers' representatives and directly to a nationwide network of over 2,000 retailers. Additionally, Fotoball designs, develops and manufactures high quality custom sports and non-sports related products for promotional programs. These products are sold to corporations, including sales to amusement park and entertainment related companies, for resale or promotional use.

        Fotoball currently has licenses with

                  o    Major League Baseball Properties
                  o    Major League Baseball Players Association
                  o National Association of Professional Baseball Leagues, Inc., representing professional minor league baseball
                  o    National Football League Properties, Inc.
                  o    NFL Players Inc.
                  o    National Hockey League Enterprises
                  o    NHL Players' Association
                  o    over 300 colleges and universities
                  o certain entertainment properties, including Nickelodeon's "Rugrats" and "Blue's Clues" characters.

These licenses give Fotoball the right to use, for commercial purposes, the names and logos of sports leagues, teams, colleges and universities and the likenesses of certain sports figures and cartoon characters.

        Fotoball USA, Inc., a California corporation and the predecessor to Fotoball, was incorporated under California law on December 13, 1988. Fotoball was incorporated under Delaware law on April 27, 1994, for the purpose of merging and continuing the business of Fotoball California. On July 29, 1994, Fotoball California merged with and into Fotoball.


                                  THE OFFERING

Securities Offered by Fotoball................... None

Securities Offered by the Selling Stockholders... 52,500 shares of common stock, par value $.01 per share

Common Stock Outstanding as of April 30, 1999
(excluding shares of common stock issuable upon
exercise of options or warrants) ................ 2,699,242 shares

Nasdaq Symbol for Common Stock................... FUSA

Use of Proceeds.................................. Fotoball will not receive any proceeds from the sale of
                                                  common stock by the selling
                                                  stockholders. All of the
                                                  proceeds from the sale of
                                                  common stock offered by this
                                                  document will be received by
                                                  the selling stockholders.

                                  RISK FACTORS

        We urge you to carefully consider the following factors and other information in this document before you make your decision whether to become a Fotoball stockholder.

EFFECT OF NON-RENEWAL OF MATERIAL
LICENSES OR FAILURE TO ACQUIRE
ADDITIONAL LICENSES.....................  Our business is based primarily upon the use of identifying marks and
                                          images on many of our products
                                          pursuant to license arrangements. Our
                                          licensing arrangements expire at
                                          various times through March 31, 2000.
                                          We may not be successful in obtaining
                                          new licenses or renewing current
                                          licenses on terms acceptable to us.
                                          The non-renewal of one or more of our
                                          licenses, particularly with
                                          professional baseball or the NFL, or
                                          our inability to acquire new licenses
                                          could cause our business to suffer.


NON-EXCLUSIVE LICENSE AGREEMENTS........  Many of our products are sold under non-exclusive license agreements, and
                                          licensors may license more than one
                                          vendor in a particular product line.
                                          We cannot prevent other competitors
                                          from obtaining competing licenses to
                                          sell the same or similar products. Any
                                          licenses obtained by competitors may
                                          cause our business to suffer. See
                                          "Competition" below.


COMPETITION.............................  Our businesses are highly competitive.
                                          We compete frequently with a number of
                                          well-established companies,
                                          particularly Rawlings Sporting Goods
                                          Company, Inc., Baden Sports Inc.,
                                          Franklin Sports, Inc. and Wilson
                                          Sporting Goods, Inc. Many of our
                                          competitors are considerably larger
                                          and have greater financial and other
                                          resources.


VARIABILITY OF OPERATING RESULTS AND
EFFECTS OF SEASONALITY .................  We have historically experienced significant quarter-to-quarter
                                          variability in our sales, net income
                                          and gross margins. See "Variability of
                                          Gross Margins" below. Also, due to the
                                          one-time nature of promotions
                                          projects, our promotions business is
                                          highly subject to quarter-to-quarter
                                          variability. Our business is also
                                          subject to variability due to the
                                          seasonality of our licensed sports
                                          product business, especially baseball.

VARIABILITY OF GROSS MARGINS............  Historically, we have realized higher gross margins on our retail sales as
                                          compared to promotions sales. Our
                                          gross margins fluctuate, particularly
                                          between quarters, based in part on:

                                          o   the mix of promotions and retail
                                              sales
                                          o   the type of product sold
                                          o   the size of promotions
                                          o   the extent of competition


SENSITIVITY TO CONSUMER TRENDS..........  Our business is vulnerable to a number of factors beyond our control,
                                          including:

                                          o   changes in consumer tastes
                                          o   enthusiasm for spectator sports
                                          o   popularity of sports teams
                                          o   the interest of consumers in
                                              collecting souvenirs, especially
                                              souvenirs relating to professional
                                              sports

                                          There can be no assurance that we will
                                          be successful in tailoring our product
                                          lines to consumer trends.


LACK OF PATENT PROTECTION ..............  We do not rely upon any material patents or licensed technology in the
                                          operation of our business. We do not
                                          believe that it is possible to be
                                          issued a patent on our printing
                                          process. We cannot prevent our
                                          techniques, processes and formulations
                                          from becoming known to, or
                                          independently developed by, our
                                          competitors.


TECHNOLOGY ADVANCES MAY RENDER OUR
PROCESS INFERIOR........................  Our future success will be dependent, in large part, upon our proprietary
                                          printing process and our ability to
                                          keep pace with advancing printing and
                                          photographic technology. New printing
                                          or photographic technology may be
                                          developed that renders our current
                                          printing process and products obsolete
                                          or inferior.


DEPENDENCE ON MICHAEL FAVISH............  Our success is largely dependent on the personal efforts of Michael
                                          Favish, Fotoball's President and Chief
                                          Executive Officer. Mr. Favish has a
                                          five-year employment agreement with
                                          Fotoball expiring August 11, 1999. The
                                          loss of the services of Mr. Favish
                                          would cause our business to suffer. We
                                          are currently discussing a three-year
                                          extension of Mr. Favish's employment
                                          agreement with him.

RELIANCE ON CHINA FOR MANUFACTURING AND   We obtain significant portions of the
SUPPLIES................................  raw materials used in the production of our products in the Far East,
                                          especially China. We manufacture an
                                          increasingly greater percentage of our
                                          products overseas and we are
                                          increasingly shifting the imprinting
                                          of our products to companies located
                                          in China to capitalize on
                                          significantly lower manufacturing
                                          costs. There can be no assurance that
                                          China will continue to enjoy most
                                          favored nation trading status in the
                                          future or that conditions on China's
                                          MFN status will not be imposed. Any
                                          revocation of or conditions on China's
                                          MFN trading status could cause our
                                          business to suffer.


SHARES ELIGIBLE FOR FUTURE SALE.........  As of April 30, 1999, we have
                                          2,699,242 shares of common stock
                                          outstanding. We have registered
                                          1,424,445 of our shares, including the
                                          shares being registered in this
                                          document, which therefore are freely
                                          tradeable under the Securities Act. We
                                          have not registered the up to
                                          1,274,797 remaining shares.


EFFECT OF OUTSTANDING OPTIONS AND
WARRANTS................................  As of April 30, 1999, there were outstanding stock options to purchase
                                          an aggregate of

                                          o   512,550 shares of common stock at
                                              per share exercise prices ranging
                                              from $1.69 to $5.25
                                          o   1,411,673 shares of common stock
                                              issuable upon exercise of
                                              outstanding warrants with a per
                                              share exercise price of $6.50
                                          o   110,000 shares of common stock
                                              reserved for issuance upon
                                              exercise of warrants with a per
                                              share exercise price of $9.90

                                          Each warrant is exercisable until
                                          August 11, 1999. We have the ability
                                          to extend the warrants or lower the
                                          exercise price at any time. We may
                                          redeem the warrants for $.01 per
                                          warrant at any time upon not less than
                                          30 days' prior written notice, if the
                                          last sale price of the common stock
                                          has been at least $9.75 per share for
                                          the 20 consecutive trading days ending
                                          on the third day prior to the date on
                                          which the notice of redemption is
                                          given.

                                          The exercise of our outstanding stock
                                          options and warrants will dilute the
                                          percentage ownership of our
                                          stockholders, and any sales in the
                                          public market of common stock
                                          underlying such stock options or
                                          warrants may adversely affect
                                          prevailing market prices for the
                                          common stock.

VOLATILITY OF STOCK PRICE...............  The market value of the common stock in the future may be higher or lower
                                          than the price of the common stock on
                                          the date of this document.


DIVIDENDS UNLIKELY......................  We do not currently pay cash dividends, and we do not expect to pay
                                          any dividends in the near future.


CERTAIN ANTI-TAKEOVER PROVISIONS AND
INDEMNIFICATION.........................  We have approved certain charter provisions which may discourage third
                                          parties from pursuing a non-negotiated
                                          takeover of Fotoball and preventing
                                          certain changes in control, including

                                          o   a shareholder rights plan
                                          o   the approval for issuance of
                                              "blank check" preferred stock

                                          In addition, we have approved charter
                                          provisions to limit the personal
                                          liability of our directors for
                                          monetary damages for breach of their
                                          fiduciary duties, except for liability
                                          that cannot be eliminated under
                                          Delaware law, and to indemnify our
                                          directors and officers to the fullest
                                          extent permitted by Delaware law. We
                                          have been advised that in the opinion
                                          of the SEC indemnification for
                                          liabilities arising under the
                                          Securities Act to directors, officers,
                                          and controlling persons is against
                                          public policy as expressed in the
                                          Securities Act and is, therefore,
                                          unenforceable.

                              SELLING STOCKHOLDERS

        The following table sets forth certain information with respect to the selling stockholders as of the dates set forth below. We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders.

                                                                        Beneficial Ownership
                                     Beneficial        Common Stock       of Common Stock
         Name of                    Ownership of          Offered      After Giving Effect to
   Selling Stockholder              Common Stock         for Sale         Proposed Sale (5)
   -------------------              ------------        ----------       ------------------
Integrated Corporate                    25,000            25,000                     0
  Relations Inc. (1)
ADR Management Group, Inc. (2)          90,000            15,000                75,000
W.A.B. Growth Equity                    12,000            10,000                 2,000
  Research (3)
Salvatore DiMascio (4)                  14,500             2,500                12,000
                                       -------            ------                ------
              Total                    141,500            52,500                89,000
                                       =======            ======                ======

----------

(1) Information is as of May 24, 1999. The shares to be sold represent common stock issuable upon exercise of options with an exercise price of $4.20 per share.

(2) Information is as of May 24, 1999. The shares to be sold represent common stock issuable upon exercise of options with an exercise price of $2.675 per share.

(3) Information is as of May 24, 1999. The shares to be sold represent common stock issuable upon exercise of options with an exercise price of $4.00 per share.

(4) Information is as of May 24, 1999. The shares to be sold represent common stock issuable upon exercise of options with an exercise price of $1.375 per share. Mr. DiMascio is a director of Fotoball.

(5)    Assumes all registered shares of common stock are sold.

                              PLAN OF DISTRIBUTION

        The selling stockholders may sell their shares of common stock from time to time.

        The 52,500 shares of common stock being sold hereby may be offered to purchasers by any means permitted by the Securities Act directly by any of the selling stockholders or through underwriters, brokers, dealers or agents from time to time in one or more of the following types of transactions:

        o block trades in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction
        o purchases by a broker or dealer as principal for resale by such broker or dealer for its account
        o ordinary brokerage transactions and transaction in which the broker solicits purchasers
        o      privately negotiated transactions
        o      short sales

        Such transactions may occur

        o      in the over-the-counter market
        o      other than in the over-the-counter market
        o through the writing of options, whether such options are listed on an options exchange or otherwise.

        Any such transactions may be

        o      at market prices prevailing at the time of sale
        o      at prices related to such prevailing market prices
        o      at varying prices determined at the time of sale
        o at negotiated or fixed prices, in each case as determined by the selling stockholders and such underwriters, brokers, dealers or agents or purchasers.

If the selling stockholders effect such transactions by selling shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers, or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of securities for whom they may act as agent. These discounts, concessions or commission as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved. The selling stockholders and any dealers or agents that participate in the distribution of securities offered hereby may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions, or concessions received by any such dealers or agents might be deemed to underwriting discounts and commissions under the Securities Act.

        The securities offered hereby may be sold pursuant to this document or pursuant to an available exemption from the registration requirements of the Securities Act, such as the provisions of Rule 144 promulgated under the Securities Act, to the extent applicable. Under the securities law of certain states, the securities offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, if the common stock is delisted from the Nasdaq National Market, in certain states it is possible that the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration of qualification is available and is complied with. There can be no assurance that the selling stockholders will sell any or all of the securities offered hereby.

        We will pay substantially all of the expenses incident to this offering, other than commissions and fees of others employed by a selling stockholder. We will not receive any of the proceeds from the sale of any of the shares of common stock by the selling stockholders.

        Each selling stockholder will be subject to applicable provisions, if any, of the Exchange Act and rules and regulations thereunder, including those provisions which limit the timing of purchases and sales of any of the securities by the selling stockholders. All of the foregoing may affect the marketability of the securities.


                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

        This document does not contain all the information set forth in the Registration Statement on Form S-3 and the exhibits thereto, including any amendments thereto, of which this document is a part, and which Fotoball has filed with the SEC under the Securities Act. Reference is made to such Registration Statement for further information with respect to Fotoball and the shares of common stock offered hereby.

        Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the SEC.

        No person is authorized to give any information or to make any representation with respect to the matters described in this document other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by Fotoball. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer. Neither the delivery of this document nor any sale made hereby shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, or that the information herein is correct as of any time subsequent to its date.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including

        o the ability to maintain and renew its significant licensing arrangements
        o increasing competition from other sports product licensed companies, including companies that have or may receive the same or similar licensing rights as Fotoball's and may have substantially greater financial resources than Fotoball
        o      the ability of Fotoball to maintain the growth momentum of its retail division by continuing to expand its national mass
               merchant relationships, maintain the appeal and desirability of its existing product lines and continue to develop new product offerings

        o the ability to increase its overall gross margins, or its inability to maintain the higher level of gross margins realized from its sports related products

We have discussed these factors and other risks and uncertainties affecting Fotoball under the heading "Risk Factors" beginning on page 3 of this document and in other filings by Fotoball with the SEC.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        WE HAVE INCORPORATED CERTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FOTOBALL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT, INCLUDING ANY EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION. WE WILL PROVIDE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS DOCUMENT IS DELIVERED, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS DOCUMENT, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO FOTOBALL USA, INC., 3738 RUFFIN ROAD, SAN DIEGO, CALIFORNIA 92123, TELEPHONE (619) 467-9900, ATTENTION: SECRETARY.

        The following documents filed by Fotoball with the SEC are hereby incorporated by reference into this document and made a part hereof:

        o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998

        o our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999

        o the description of our securities contained in our Registration Statement on Form 8-A, filed with the Commission on August 1, 1994, as amended by Amendment No. 1 thereto filed with the SEC on October 18, 1996.

        All documents and reports filed by Fotoball pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the termination of the offering shall be deemed to be incorporated by reference in this document and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated herein by reference will be deemed to be modified or superseded for the purpose of this document to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.


                                  LEGAL MATTERS

        The validity of the issuance of the securities offered pursuant to this document will be passed upon for Fotoball by Swidler Berlin Shereff Friedman, LLP, New York, New York.


                                     EXPERTS

        The financial statements of Fotoball at December 31, 1997 and 1998 appearing in our Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by Hollander, Lumer & Co. LLP, independent auditors, as set forth in their reports thereon appearing therein, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the offering are:

          Accounting fees and expenses*                   $  1,000.00
          Legal fees and expenses*                          10,000.00
          Miscellaneous*                                     3,920.64
          SEC registration fees                                 79.36
                                                          -----------
                  Total                                   $ 15,000.00
                                                          ===========
------------------
*       Estimated.

All of these expenses will be paid by Fotoball.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The indemnification of officers and directors of Fotoball is governed by
Section 145 of the DGCL and the Certificate and By-Laws of Fotoball. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

        The Certificate provides that no director of Fotoball shall be personally liable to Fotoball or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Fotoball or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        The By-Laws provide that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all judgments, fines and amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and expenses incurred by such person in connection therewith. The By-Laws further provide that, to the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall, at his request, be paid by Fotoball in advance of the final disposition of such action or proceeding.

        The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or By-Laws or otherwise.

        Fotoball maintains directors and officers liability and company reimbursement insurance which, among other things, (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity such and (ii) provides for payment on behalf of Fotoball against such loss but only when Fotoball shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective Certificate or By-Law provisions.

ITEM 16.   EXHIBITS

        (a)  Exhibits

        3.1(2)(P) (Amended and Restated Certificate of Incorporation of Fotoball
                  USA, Inc., a Delaware corporation (incorporated herein by reference to Exhibit 3.1(2) of the Registration Statement on Form SB-2 (File No. 33-80508) (the "Form SB-2")).

        3.2(2)(P) (Amended and Restated By-laws of Fotoball USA, Inc., a
                  Delaware corporation (incorporated herein by reference to Exhibit 3.2(2) of the Form SB-2).

        4.1(P) Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.4 of the Form SB-2).

        4.2(1) Specimen Form of Rights Certificate (incorporated herein by reference to Exhibit 2.1 of the Registration Statement on Form 8-A (File No. 0-21239) (the "Form 8-A").

        4.2(2) Form of Rights Agreement, dated as of August 19, 1996, between Fotoball USA, Inc. and Continental Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 2.2 of the Form 8-A).

        4.2(3) Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated herein by reference to
                Exhibit 2.3 of the Form 8-A).

        4.2(4) Summary of Rights Plan (incorporated herein by reference to Exhibit 2.4 of the Form 8- A).

        4.3(M) Stock Option Agreement dated January 30, 1998 with Salvatore T. DiMascio (incorporated herein by reference to Exhibit 10.3(5) of the 1997 Form 10-KSB).

        4.4 Stock Option Agreement dated August 11, 1997 with ADR Management Group Ltd. (incorporated herein by reference to Exhibit 10.4(10) of the 1997 Form 10-KSB).

        4.5* Stock Option Agreement dated as of April 1, 1999 with Integrated Corporate Relations, Inc.

        4.6* Letter Agreement dated April 19, 1999 with W.A.B. Growth Equity Research.

        5.1*    Opinion of Swidler Berlin Shereff Friedman, LLP.

        23.1*   Consent of Hollander, Lumer & Co. LLP

        23.2* Consent of Swidler Berlin Shereff Friedman, LLP (included as part of Exhibit 5.1).

        24.1    Power of Attorney (contained on Page II-5 hereto).

        *       Filed herewith.
        (M)     Indicates exhibits relating to executive compensation.

        (P) Indicates that document was originally filed with the SEC in paper form and that there have been no changes or amendments to the document which would require filing of the document electronically with this document.

ITEM 17.  UNDERTAKINGS

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 28th day of May, 1999.

                        FOTOBALL USA, INC.

                        By: /s/ Michael Favish
                            ------------------------------
                            Michael Favish
                            President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Michael Favish, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the undersigned and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement and any registration statement or amendment to such registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       NAME AND SIGNATURE                        TITLE                                DATE
       ------------------                        -----                                ----
                                   President and Chief Executive Officer and a    May 28, 1999
       /s/ Michael Favish          Director (Principal Executive Officer and
---------------------------------- Principal Financial Officer)
         Michael Favish


     /s/ Salvatore DiMascio        Director                                       May 28, 1999
----------------------------------
       Salvatore DiMascio


     /s/ Nicholas Giordano         Director                                       May 28, 1999
----------------------------------
       Nicholas Giordano


     /s/ Joel K. Rubenstein        Director                                       May 28, 1999
----------------------------------
       Joel K. Rubenstein

                                  EXHIBIT INDEX


  4.5 Stock Option Agreement dated as of April 1, 1999 with Integrated Corporate Relations, Inc.

  4.6      Letter Agreement dated April 19, 1999 with W.A.B. Growth Equity
           Research.

  5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.

  23.1     Consent of Hollander, Lumer & Co. LLP.